Exhibit 99.1
Press Release Dated March 14, 2011

Two Rivers Water Company Profiled in The KonLin Letter

DENVER, Colo., March 14, 2011 –  Two Rivers Water Company, (OTCPK: TURV; www.2riverswater.com ), an acquirer and developer of water resources and irrigated farming assets in Colorado and the Western U.S., announced today that the company has been profiled in the March issue of The KonLin Letter, an independent New York-based investment newsletter published by KonLin Research & Analysis. The investment letter cited Two Rivers’ primary focus is rebuilding a large reservoir and irrigation system that it owns, which is advantageously located just east of the Sangre de Cristo Mountains in Southern Colorado. (For a copy of the profile, contact Konrad Kuhn, Editor & Publisher: 631-744-8536; newsletter@konlin.com)

The KonLin Letter recognized Two Rivers’ opportunity for rehabilitating water rights, permitting the storage and diversion of water for irrigation purposes that were originally granted in the late 1800s and early 1900s.  As a result, they can be rehabilitated at a fraction of replacement costs without time consuming and costly permitting

The KonLin Letter further highlighted the following about Two Rivers:
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Two Rivers is in a unique position to acquire additional stranded water and land assets at below market prices because only the company can direct the flow of water through the system for irrigated farming or potential municipal use.

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In January 2011, Two Rivers acquired the Orlando Reservoir and other senior surface water rights as the final part of their original system.  The purchase added an additional 3,000+ acre feet of average annual water use. The assets were purchased at below market prices, for less than $1,000 an acre foot. Two Rivers has the opportunity to aggregate as much as an additional 50,000+ acre feet of clean, stored and sustainable water at below market prices to add to its water portfolio.

•	With the additional water, Two Rivers is bringing back into production 20,000 acres of previously irrigated farmland which is capable of producing 200+ bushels of corn per acre.
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Two Rivers has no competitors for land purchases, since no one else can direct water onto the previously irrigated farmland. Two Rivers can convert $200 an acre dry prairie land into high yielding irrigated farmland.

•	In actively farming exchanged-traded grains (corn and wheat), Two Rivers has established a cash flow and a revenue stream while it continues to acquire additional strategic farmland and water rights.

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Two Rivers has been acquiring water and farming assets at significantly discounted prices as revenues are just beginning to ramp up. The company’s 70,000 acre foot infrastructure of gravity-fed reservoirs and canal systems are advantageously located on the eastern slope of the Rocky Mountains, so the company can profitably re-develop 20,000 acres of high-yielding farmland.

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As Two Rivers redevelops its infrastructure, irrigated farming becomes a “water bank” for future urban water, enabling the company to work with local communities and help balance their municipal water needs with their farm production. Also, farming exchange traded grains is a perfect inflation hedge for investors.

Two Rivers is in the business of acquiring and developing water, farming in Colorado and the Western U.S.

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Actual results could differ from those projected in any forward-looking statements due to numerous factors.    Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources.  These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.  Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

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